[EXHIBIT 99.2]

                          NOTICE OF GUARANTEED DELIVERY

         This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated February __, 2002 (the "Prospectus"), of Chromatics Color Sciences International, Inc. ("Chromatics"), a New York Corporation, if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)") at or prior to 5:00 p.m., Eastern Standard Time, on March 15, 2002 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering
- Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $ .02 per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) business days after the Expiration date.

         The address and facsimile numbers for delivery to the Subscription Agent are as follows:

                  Continental Stock Transfer and Trust Company
                          17 Battery Place, 8th Floor
                               New York, NY 10004
                           facsimile: (212) 616-7610


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by Chromatics Color Sciences International, Inc., and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for 1 share of Common Stock per Subscription Right with respect to each of the number of Subscription Rights represented by such Subscription Certificate and shares set forth below pursuant to the Over-Subscription Privilege described in the Prospectus;


         No. of Subscription Rights exercised pursuant to Basic
           Subscription Privilege (shares subscribed for):


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               plus
         No. of shares subscribed for pursuant to
           Over-Subscription Privilege:
                           TOTAL:

         TOTAL PAYMENT DUE:                                            $

         The undersigned understands that payment of the Subscription Price of $.02 per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

         [ ] is being delivered to the Subscription Agent herewith; or

         [ ] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto:

                  [ ] certified check

                  [ ] bank draft (cashier's check)

                  [ ] postal, telegraphic or express money order

                  [ ] wire transfer of immediately available funds

         If by certified check, bank draft or express money order, please provide the following information:

       Name of maker: ___________________________________________________

       Date of check, draft or money order:___________________________________

       Bank on which check is drawn or issuer of money order:___________________

       Signature(s): ______________________________________________________

       Name(s): _________________________________________________________



        -----------------------------------------------------------------
                             (Please type or print)

       Area Code and Tel. No(s): ___________________________________________



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      Rights Certificate No(s) (if available): _________________________________

                              GUARANTEE OF DELIVERY

        (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17A-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days after the date hereof, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents.

         Name of Firm: _________________________________________________________

         Address: ______________________________________________________________

         Zip Code: _____________________________________________________________

         Area Code and Telephone Number: _______________________________________

         Title: ________________________________________________________________

         Name: _________________________________________________________________
                             (Please Type or Print)

         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

              DO NOT SEND SUBSCRIPTION CERTIFICATES WITH THIS FORM